Exhibit 23.1

Consent of Independent Accountants
Skystar Bio-Pharmaceutical Company
Audited Financial Statements
December 31, 2007

We consent to the incorporation in the Annual Report of Skystar Bio-Pharmaceutical Company (the “Company”) on Form 10-K of our report dated March 31, 2008 on our audit of the financial statements of Skystar Bio-Pharmaceutical Company and Subsidiaries as of December 31, 2007, and for the year then ended, which our reports are incorporated in the Form 10-K.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP

Walnut, California
April 1, 2008